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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 of our report dated March 17, 2014 relating to the financial statements and financial statement schedule of Carey Watermark Investors Incorporated which appears in Carey Watermark Investors Incorporated's Annual Report on Form 10-K/A for the year ended December 31, 2013, and of our reports dated March 12, 2013 relating to the financial statements of Long Beach Hotel Properties, LLC, and the financial statements of CWI AM Atlanta Perimeter Hotel, LLC, which each appear in Carey Watermark Investors Incorporated's Annual Report on Form 10-K for the year ended December 31, 2013. We also hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 of Carey Watermark Investors Incorporated of our reports dated July 15, 2011, August 12, 2013, and September 23, 2013 relating to the financial statements of Long Beach Hotel Properties, LLC, The Hutton Hotel, and Sonoma Resort Holdings II, LLC, respectively, which appear in Carey Watermark Investors Incorporated's Current Reports on Form 8-K dated May 5, 2011, May 29, 2013, and July 10, 2013, respectively. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY March 21, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM